UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2011

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.                      Other Events.

On May 7, 2011, the conversion price for the Series C-11, C-21, D-11, D-21 and E Convertible Preferred Stock (collectively, the “Preferred Stock”) previously designated by La Jolla Pharmaceutical Company (the “Company”) was automatically adjusted such that each share of Preferred Stock would thereafter be convertible into approximately 166,667 shares of the Company’s common stock.  Pursuant to the Company’s Certificates of Designations for the Preferred Stock, the adjustments were required to be made following the Company’s previously announced 1-for-100 reverse split of the common stock, which was effected on April 14, 2011, and the adjusted conversion ratio was based on the average of the closing sale prices of the Company’s common stock for the five consecutive trading days commencing on May 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

May 9, 2011	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Chief Financial Officer and Secretary